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                                                                   EXHIBIT 10.33


                                 PROMISSORY NOTE


$4,946,000.00                                            Santa Clara, California
                                                         December 15, 1998

FOR VALUE RECEIVED, Applied Komatsu Technology America, Inc. ("Borrower") agrees to pay on demand to Applied Materials, Inc. ("Lender"), or its assignee, at Santa Clara, California, or such other place as the holder of this Note may from time to time designate, the principal sum of four million, nine hundred and forty-six thousand dollars ($4,946,000.00), with simple interest on the unpaid principal balance from time to time outstanding at an interest rate of three month US dollar LIBOR plus 0.3% per annum until paid, commencing on the date hereof and reset on the last business day of each fiscal quarter during which the loan is outstanding. Interest will be calculated on the actual number of days elapsed on the basis of actual days in the year. Interest will be due and payable in arrears annually, on or before January 31st of each year. Any interest unpaid as of January 31st of each year will be added to the principal balance then outstanding and begin accruing interest.

All payments by Borrower shall be made in freely transferable same day funds in such manner as the holder may designate. Borrower may prepay all amounts due under this Note at any time without penalty.

Borrower shall pay reasonable attorney's fees and all other costs and expenses of any collection or litigation regarding this Note. Borrower waives formal presentment or demand.

This Note shall be governed by the laws of the State of California as applied to contracts entered into and wholly performed within said state.

APPLIED KOMATSU TECHNOLOGY              APPLIED MATERIALS, INC
AMERICA, INC.


By /s/ Howard L. Neff                   By /s/ Nancy H. Handel
   -----------------------------------     -------------------------------------
Name: Howard L. Neff                    Name: Nancy H. Handel
Title: President                        Title: Vice President Global
                                               Finance and Treasurer


By /s/ Tadashi Saito
   ----------------------------------
Name: Tadashi Saito
Title: Chief Financial Officer